CONSENT



March 2006



Golden Star Resources Ltd.





I, Colin Jones, do hereby consent to the inclusion of resource estimates and preliminary pit optimisation results for the Paul Isnard Project, as independently prepared by RSG Global in 2003, in this Form 10-K of Golden Star Resources Ltd. and to the use of "RSG Global" in the form and context in which it appears. I also hereby consent to the incorporation by reference in Golden Star Resources Ltd.'s Registration Statements on Form S-8 (File Nos. 33-81614, 333-105820, 333-10521, 333-118958), the Registration Statement on Form S-3, as
amended (File Nos.  333-33237,  333-89767,  333-82106,  333-102225,  333-118956,
333-126741) and the Registration Statement on Form S-4, as amended (File No. 333-118957) of such resource estimates and preliminary pit optimisation results.

RSG Global understands that no additional work has been completed at the Paul Isnard Project since 2003, and that the resources as independently estimated by RSG Global remain valid.



Dated this  28th day of March 2006.


/s/ Colin Jones
------------------------------------



For and on behalf of
C.M. Jones, Former Partner
RSG Global Pty Ltd




                RSG Global Pty Ltd (ACN 101 090 135) as trustee
                 for RSG Global Partnership (ABN 79 256 402 893)

                       PERTH o JOHANNESBURG o ACCRA o LIMA